UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 20, 2016
NOBILIS HEALTH CORP.

(Exact name of registrant as specified in its charter)

British Columbia	001-37349	98-1188172
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

11700 Katy Freeway, Suite 300, Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (713) 355-8614
_______________________________________________
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Northstar Healthcare Acquisitions, L.L.C. (the “Borrower”), a Delaware limited liability company and wholly-owned subsidiary of Nobilis Health Corp. (the “Company”), entered into the Eighth Amendment to Credit Agreement and Limited Waiver, dated as of October 20, 2016, by and among the Borrower, the other credit parties named therein, Healthcare Financial Solutions, LLC, a Delaware limited liability company (as successor in interest to General Electric Capital Corporation) (“HFS”) and the other financial institutions party thereto (the “Amendment”). The purpose of the Amendment was to (i) modify the covenant regarding the Company’s holding company status to permit certain business activities thereunder (ii) define a new permitted lien and an applicable basket with regard to a lien filed by a Company vendor and (iii) amend the management fees covenant to permit payment of certain management fees under the Loan Agreement. The Amendment also contained a limited waiver of specified events of default.
A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment.
ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description of Exhibit
10.1
Eighth Amendment to Credit Agreement dated as of October 20, 2016 among Northstar Healthcare Acquisitions, L.L.C., the other credit parties named therein, Healthcare Financial Solutions, LLC and the other financial institutions party thereto

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NOBILIS HEALTH CORP.

/s/ Kenneth Klein
Kenneth Klein
Chief Financial Officer

Date: October 25, 2016